                                                                   EXHIBIT 10(i)

                      Calbiochem-Novabiochem International
                             a Delaware corporation

                            INDEMNIFICATION AGREEMENT
                                    DIRECTOR

                  THIS AGREEMENT is made and entered into this____ day of____, ______ , between Calbiochem-Novabiochem International, a Delaware corporation ("Corporation"), and_________________ ("Director").

                                    RECITALS

                  WHEREAS, Director, a member of the Board of Directors of Corporation, performs a valuable service in such capacity for Corporation;

                  WHEREAS, the Bylaws of the Corporation (the "Bylaws") provide for the indemnification of the officers, directors, agents and employees of Corporation to the maximum extent authorized by Section 145 of the Delaware General Corporation Law, as amended to date; and

                  WHEREAS, in order to induce Director to continue to serve as a member of the Board of Directors of Corporation, Corporation has determined and agreed to enter into this contract with Director;

                  NOW, THEREFORE, in consideration of Director's continued service as a director after the date hereof, the parties hereto agree as follows:

                  1. Indemnity of Director. Corporation hereby agrees to hold harmless and indemnify Director to the fullest extent authorized by the provisions of the Delaware Corporations Code, as it may be amended from time to time.

                  2. Additional Indemnity. Subject only to the limitations set forth in Section 3 hereof, Corporation hereby further agrees to hold harmless and indemnify Director:

                    (a) Against any and all expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by Director in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative including an action by or in the right of Corporation) to which Director is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Director is, was or at any time becomes a director, officer, employees or agent of Corporation, or is or was serving or at any time serves at the request of Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; and

                  (b) Otherwise to the fullest extent as may be provided to Director by Corporation under the indemnification provision of the Delaware Corporations Code.

         3.       Limitations on Additional Indemnity.

                  (a) No indemnity pursuant to Section 2 hereof shall be paid by Corporation for any of the following:

                           (i) Except to the extent the aggregate of losses to
be indemnified thereunder exceeds the sum of such losses for which Director is indemnified pursuant to Section 1 hereof or pursuant to any D & O Insurance purchased and maintained by Corporation;

                           (ii) In respect to remuneration paid to Director if
it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law;

                           (iii) On account of any suit in which judgment is
rendered against a Director for an accounting of profits made from the purchase or sale by Director of securities of Corporation pursuant to the provisions of
Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local law as and if applicable;

                           (iv) If a final decision by a court having
jurisdiction in the matter shall determine that such indemnification is not lawful; or

                           (v) On account of any action, suit or proceeding
(other than a proceeding referred to in Section 8(b) hereof) commenced by the Director against Corporation or against any officer, director or stockholder of Corporation unless authorized in the specific case of action of the Board of Directors.

                  (b) In addition to those limitations set forth above in paragraph (a) of this Section 3, no indemnity pursuant to Section 2 hereof in an action by or in the right of Corporation shall be paid by Corporation for any of the following:

                           (i) On account of acts or omissions not in good faith
or which involve intentional misconduct or knowing violation of law on the part of the Director;

                           (ii) With respect to any transaction from which
Director derived an improper personal benefit;

                           (iii) On account of any breach of the Director's duty
of loyalty to Corporation or its stockholders;

                           (iv) With regard to any payment of unlawful dividends
or making unlawful stock repurchases or redemptions on the part of Director; and

                           (v) In respect to any claim, issue or matter as to
which Director shall have been adjudged to be liable to Corporation in the performance of Director's duty to Corporation and its shareholders, unless and only to the extent that the court in which such proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, Director is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine;

          4. Contribution. If the indemnification provided in Sections 1 and 2 is unavailable and may not be paid to Director for any reason other than those set forth in Section 3, then in respect of any threatened, pending or completed action, suit or proceeding in which Corporation is or is alleged to be jointly liable with Director (or would be if joined in such action, suit or proceeding), Corporation shall contribute to the amount of expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Director in such proportion as is appropriate to reflect (i) the relative benefits received by Corporation on the one hand and Director on the other hand from the transaction from which such action, suit or proceeding arose, and (ii) the relative fault of Corporation on the one hand and of Director on the other in connection with the events which resulted in such expenses, judgments, fines or settlement amounts, as well as any other relevant equitable considerations. The relative fault of Corporation on the one hand and the Director on the other shall be determined by reference to, among other things, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such expenses, judgments, fines or settlement amounts. Corporation agrees that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation or any other method of allocation which does not take account of the foregoing equitable considerations.

         5. Continuation of Obligations. All agreements and obligations of Corporation contained herein shall continue during the period Director is a director, officer, employee or agent of Corporation (or is or was serving at the request of Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and shall continue thereafter so long as Director shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that Director was serving Corporation or any such other entity in any capacity referred to herein.

          6. Notification and Defense of Claim. Promptly after receipt by Director of notice of the commencement of any action, suit or proceeding, Director will, if a claim in respect thereof is to be made against Corporation under this Agreement, notify Corporation of the commencement thereof; but the omission so to notify Corporation will not relieve it from any liability which it may have to Director otherwise than under this Agreement. With respect to any such action, suit or proceeding as to which Director notifies Corporation of the commencement thereof:

                  (a) Corporation will be entitled to participate therein at its own expense;

                  (b) except as otherwise provided below, to the extent that it may wish, corporation jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel satisfactory to Director. After notice from Corporation to Director of its election so as to assume the defense thereof, Corporation will not be liable to Director under this Agreement for any legal or other expenses subsequently incurred by Director in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Director shall have the right to employ his counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from Corporation of its assumption of the defense thereof shall be at the expense of Director unless (i) the employment of counsel by Director has been authorized by Corporation, (ii) Director shall have reasonably concluded that there may be a conflict of interest between corporation and director in the conduct of the defense of such action or (iii) Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of Corporation. Corporation shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of Corporation or as to which Director shall have made the conclusion provided for in (ii) above; and

                  (c) Corporation shall not be liable to indemnify Director under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. Corporation shall not settle any action or claim in any manner which would impose any penalty or limitation on Director without Director's written consent. Neither Corporation nor Director will unreasonably withhold its or his or her consent to any proposed settlement.

         7. Advancement and Repayment of Expenses.

                  (a) In the event that Director employs his or her own counsel pursuant to Section 6(b)(i) through (iii) above, Corporation shall advance to Director, prior to any final disposition of any threatened or pending action, suit or proceeding, whether civil, criminal, administrative or investigative, any and all reasonable expenses (including legal fees and expenses) incurred in investigating or defending any such action, suit or proceeding within ten (10) days after receiving copies of invoices presented to Director for such expenses.

                  (b) Director agrees that Director will reimburse Corporation for all reasonable expenses paid by Corporation in defending any civil or criminal action, suit or proceeding against Director in the event and only to the extent it shall be ultimately determined by a final judicial decision (from which there is no right of appeal) that Director is not entitled, under applicable law, the Bylaws, this Agreement and otherwise, to be indemnified by Corporation for such expenses.

         8. Enforcement.

                  (a) Corporation expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on Corporation hereby in order to induce Director to continue as a director of Corporation, and acknowledges that Director is relying upon this Agreement in continuing in such capacity.

                  (b) In the event Director is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, corporation shall reimburse Director for all of Director's reasonable attorneys' fees and expenses in bringing and pursuing such action.

          9. Separability. Each of the provisions of this Agreement is a separate and distinct agreement and independent or the others, so that if any provision hereof shall be held to be invalid or unenforceable to any extent for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof, and the affected provision shall be construed and enforced so as to effectuate the parties' intent to the maximum extent possible.

         10. Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Delaware as applied to contracts entered into and to be performed wholly within such state.

         11. Binding Effect. This Agreement shall be binding upon Director and upon Corporation, its successors and assigns, and shall inure to the benefit of Director, his or her heirs, personal representatives and assigns and to the benefit of Corporation, its successors and assigns.

         12. Amendment and Termination. No amendment, modification, waiver, termination or cancellation of this Agreement shall be effective for any purpose unless set forth in a writing signed by both parties hereto.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

DIRECTOR:                                  CALBIOCHEM-NOVABIOCHEM
                                           INTERNATIONAL, a Delaware
                                           corporation

                                           By:
- --------------------------                    -------------------------
(Signature)                                       (Signature)

                                           Stelios B. Papadopoulos, CEO
- --------------------------                 ----------------------------
Printed Name                               Print Name and Title